Exhibit 99.1
AMB ANNOUNCES RESULTS OF TENDER OFFER
SAN FRANCISCO, May 5, 2009 — AMB Property Corporation (NYSE:AMB) announced today the results of AMB Property, L.P.’s cash tender offer (the “Tender Offer”) for any and all of AMB Property, L.P.’s outstanding 8% Notes due 2010 and any and all of AMB Property, L.P.’s outstanding 5.45% Notes due 2010 (collectively, the “Notes”). The Tender Offer expired at 5:00 p.m., New York City time, on Tuesday, May 5, 2009 (the “Expiration Time”), with $28,500,000 and $146,500,000 in aggregate principal amount of the 8% Notes due 2010 and 5.45% Notes due 2010, respectively, validly tendered, not withdrawn and accepted by AMB Property, L.P. for purchase. After giving effect to the purchase of the tendered Notes, an aggregate principal amount of $46,500,000 and $28,500,000 of the 8% Notes due 2010 and 5.45% Notes due 2010, respectively, remain outstanding. Payment for the Notes purchased pursuant to the Tender Offer is expected to be made on the next business day following the Expiration Time.
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. J.P. Morgan Securities Inc. acted as dealer manager for the Tender Offer and Global Bondholder Services Corporation acted as information agent and depositary for the Tender Offer. Persons with questions regarding the Tender Offer should contact J.P. Morgan Securities Inc. at 212.834.3118 or 866.834.4666 (U.S. toll free), or Global Bondholder Services Corporation at 866.540.1500 (U.S. toll free) or at 212.430.3774 (collect).
AMB Property Corporation.(R) Local partner to global trade.™
AMB Property Corporation® is a leading owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of March 31, 2009, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 159.0 million square feet (14.8 million square meters) in 48 markets within 14 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
Some of the information included in this press release contains forward-looking statements, such as statements related to the cash tender offer for any and all of the outstanding Notes. Because these forward-looking statements involve numerous risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-

looking statements as predictions of future events. The events or circumstances reflected in the forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “forecasting, “ “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this press release or as of the dates indicated in the statements. All of our forward-looking statements are qualified in their entirety by this statement. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements contained in this press release: any material adverse change in the financial or securities markets within or outside the United States or in political, financial or economic conditions within or outside the United States or any material outbreak or material escalation of hostilities within or outside the United States or declaration by the United States of a national emergency or war or other material calamity or crisis within or outside the United States, including, without limitation, an act of terrorism, any suspension or limitation of trading in securities generally or in any of the securities of AMB by the SEC, by any exchange that lists such securities or in any over-the-counter market, any declaration by any governmental authority of a general banking moratorium, any financial market fluctuations, actual or perceived changes in general economic conditions, global trade or in the real estate sector, inflation risks, an actual or perceived downturn in the U.S., California or global economy, any amendment, extension or termination of the tender offer, and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2008.
SOURCE: AMB Property Corporation
CONTACT:
AMB CONTACTS

Tracy A. Ward	Rachel E. M. Bennett
Vice President, IR & Corporate Communications	Director, Media & Public Relations
Direct +1 415 733 9565	Direct +1 415 733 9532
Email tward@amb.com	Email rbennett@amb.com